CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement No. 333-101949 on Form N-4 of our report dated March 27, 2026, relating to the statutory-basis financial statements and financial statement schedules of Talcott Resolution Life and Annuity Insurance Company, appearing in the N-VPFS for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April 21, 2026